Exhibit 10.4

                          Benefit and Service Agreement

      This AGREEMENT, entered into this___ day of _____ 2000 by and between JoinUsOnline.com, LTD. Inc.(hereinafter referred to as "JUOL") and ________________________________________ (hereinafter referred to as "CLIENT").

      WHEREAS, JUOL has developed a variety of Programs (JUOL Programs) which include a variety of money saving benefits and services. The Benefits and Services included in the JUOL Programs are listed in Schedule A of this Agreement.

      WHEREAS, CLIENT wishes to provide one or more of the JUOL Programs to CLIENT's Customers and members (collectively "Members") under the control and direction of JUOL.

      NOW,THEREFORE, for and in consideration of the mutual covenants contained herein, it is agreed as follows:

      1. DUTIES OF CLIENT. JUOL hereby authorizes CLIENT to provide the JUOL Programs to its Members using such methods and in such geographic areas as approved by JUOL and CLIENT hereby accepts such authorization, for the purpose of providing the JUOL Programs to its Members subject to the following conditions, representations and warranties, each of which is material:

            a. CLIENT covenants and agrees that it shall not use written materials or scripts, other than those authorized by JUOL, in connection with the JUOL Programs, nor will CLIENT make any representations or warranties not specifically authorized by JUOL or its designee.

            b. CLIENT will pay the appropriate fees, for each enrolled Member, as stated in Schedule B of this Agreement.

            c. CLIENT covenants and agrees that during the term of this agreement, neither it, nor any affiliate or related entity, shall represent or market to any person or entity which provides any similar benefits or services as outlined in the JUOL Programs. That applies to any individual benefit or service that JUOL provides. The only exception is with JUOL approval, which must be communicated in writing.

      2. DUTIES OF JUOL

            a. JUOL will provide Customer Service lines for CLIENT's Members to utilize for additional information on the JUOL Programs, enrollment in the JUOL Programs or implementation of one or more of the benefits or services included in the JUOL Programs.

            b. JUOL will pay CLIENT a fee calculated in accordance with terms and conditions outlined in Schedule A of this Agreement.

      3. WARRANTIES AND GUARANTEES

            a. The benefits and services offered through the JUOL Programs are provided directly by independent benefit and service providers and JUOL does not warrant or guarantee any of the benefits or services provided in the JUOL Programs. Any warranties or, guarantees or representations provided are those of the individual benefit and\or service providers and not JUOL.

JUOL________                                                      CLIENT________


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b. It is understood by CLIENT that the benefits and services included in the
JUOL Programs are based upon agreements made between JUOL and certain benefit and service providers ("Provider Agreements"). During the term of this Agreement, certain Provider Agreements may be terminated or altered. JUOL shall give CLIENT written notice of any benefit or service being eliminated or altered, not less than thirty (30) days prior to the effective date of these changes. If a benefit or service is terminated or altered, JUOL shall, on a best effort basis, replace the altered or terminated benefit or service with a comparable benefit or service.

      4. TERM AND TERMINATION

            a. The term of this Agreement is for three (3) years and shall automatically renew on a yearly basis, unless CLIENT or JUOL provides the other party with written notice within ninety (90) days of the annual anniversary of this Agreement.

            b. Either party shall have the right to terminate this Agreement if the other party is in material breach of this Agreement and fails after thirty
(30) days written notice to cure any such breach.

            c. If termination of this Agreement occurs, pursuant to the terms set forth in paragraph 4(a) of this Agreement, the termination shall not affect the obligation of JUOL to service the balance of the Members enrolled in the JUOL Programs pursuant to paragraph 2, as long as all appropriate enrollment fees are paid up to date and CLIENT is not representing or offering any similar benefits or services in the JUOL Programs. That applies to any individual benefit or service that JUOL provides, except as permitted herein. If CLIENT is representing or offering any similar benefit or service in the JUOL Programs, except as permitted herein, all services due and owing CLIENT will cease immediately.

            d. If CLIENT is in material breach of this Agreement or if CLIENT representing or offering any similar benefit or service in the JUOL Programs during the term of this Agreement, except as permitted herein, all services due and owing CLIENT will cease immediately and CLIENT will be liable for all consequential damages. That applies to any individual benefit or service that JUOL provides, except as permitted herein.

            e. In the event either party wishes to exercise its right to terminate this agreement pursuant to this paragraph, notice to terminate must be made pursuant to paragraph 8 of this Agreement.

      5. ASSIGNMENT.

            a. Either party may assign this Agreement;

                  i. To an affiliate so long as such affiliate assumes the obligations hereunder, or;

                  ii. In connection with a merger or consolidation involving either party or a sale of all or substantially all of either party's assets to the surviving company or purchaser as the case may be, so long as such assignee assumes the obligations of the appropriate party hereunder.

      6. CONFIDENTIALITY AND PROPRIETARY INTERESTS

            a. JUOL agrees that during the term of this Agreement and any time thereafter, CLIENT's customer lists shall remain the sole property of CLIENT and cannot be utilized for any other JUOL or JUOL successor's internal promotions, list enhancements or other list promotions by other companies without the written permission of CLIENT.

JUOL________                                                      CLIENT________


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            b. CLIENT agrees that all sales materials provided to CLIENT or modified for CLIENT by JUOL are and remain the property of JUOL and may not be used by CLIENT without express written authorization of JUOL. CLIENT further agrees to return or destroy all such materials at the request of JUOL or upon termination of this Agreement.

            c. CLIENT agrees that CLIENT MAY NOT gain any proprietary interest or right in any JUOL benefit or service provider in the JUOL Programs. CLIENT further grants JUOL the exclusive right to provide CLIENT with the benefits and services in the JUOL Programs during the term of this Agreement. Furthermore if CLIENT attempts to contact any benefit or service provider, including but not limited to the individual local providers, in the JUOL Programs, without receiving express written permission from JUOL, JUOL may terminate this Agreement and CLIENT will be liable for all consequential damages.

      7. ENTIRE AGREEMENT. This Agreement together with Schedule A and Schedule B attached, represents the entire understanding of the parties with respect to its subject matter and supersedes all previous discussion and correspondence with respect thereto, and no representations, warranties or Agreement, express or implied, of any kind with respect to such subject matter have been made by either party to the other.

      8. NOTICES. Any notice to be given to JUOL and CLIENT shall be in writing and shall be deemed to have been given on the same day as mailed by certified mail, postage pre-paid, return receipt requested, addressed to the respective parties as follows, unless and until either party notifies the other in writing of a different address:

IF TO JUOL:                                 JUOL.com LTD.
                                            110 East Atlantic Blvd.
                                            Delray Beach, FL 33444

IF TO CLIENT:                               ____________________________________
                                            ____________________________________
                                            ____________________________________

9. GOVERNING LAW. Disagreement and all questions as to interpretations, performance and enforcement and the rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of Florida. Should any provision contained in this Agreement violate the laws of any State in which this Agreement is to be performed, that provision shall be deemed void to the extent it is so violated without invalidating any other provision contained herein. Parties mutually and knowingly agree that any suit arising out of or relating this Agreement shall be filed and adjudicated by a court in Palm Beach County, in the State of Florida.

            IN WITNESS WHEREOF, the parties have hereunto executed this Agreement the day and year first above written.

Witness                                     JUOL.com, LTD

________________________                    By__________________________________

                                            ____________________________________
                                            Name & Title (Print)

Witness
                                            CLIENT

________________________                    By__________________________________

                                            ____________________________________
                                            Name & Title (Print)


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                                   SCHEDULE A

1. The following benefits and services are included in the JUOL Value Added Program.

Discount Shopping Network
Web Classified.net (Multi Page Business Web Site)
Discount Travel Service*
Discounted Grocery Service**
JoinUsOnline Portal Program
Discount Car Rentals
FREE New Car Pricing
FREE Used Car Pricing
Discount New Car Buying Service
Discount Real Estate Service
Discount Moving Service
Discount Mortgage Service
FREE Mortgage Acceleration Printout
Investment and Retirement Services
FREE Financial Needs Analysis
*  Includes $[     ] in Travel Cash Back Coupons
** Includes Discounted Admissions to Theme Parks and Discounted Movie Tickets (This offer is subject to change and is total dependant on provider)

2. Pursuant to the following terms and conditions, JUOL shall pay CLIENT the following percentages of the gross fees paid to JUOL, less shipping, handling, and taxes, for each Member, enrolled in the JUOL/JUOL Program by CLIENT, who purchases and/or enrolls in the following JUOL on-line products, benefits and/or services:

Product, Benefit or Service   Percentage of Sale Due CLIENT
---------------------------   -----------------------------

Discount Shopping Network     [   ]%
Hotel/Motel Program           [   ]%
Golf Program                  [   ]%
Vision Program                [   ]%
Pharmacy Program              [   ]%
Chiropractic Program          [   ]%

Dental Program                [   ]%

Consumer Plus                 [   ]% of up front fee plus [   ]% of monthly fees
Health Plus                   [   ]% of up front fee plus [   ]% of monthly fees
Business Plus                 [   ]% of up front fee plus [   ]% of monthly fees
Legal Program (Business)      [   ]% of up front fee plus [   ]% of monthly fees
Legal Program (Consumer)      [   ]% of up front fee plus [   ]% of monthly fees
Personal Web Pages            [   ]% of up front fee plus [   ]% of monthly fees

Web Hosting                   [   ]% of development and hosting fees
Internet Dial-Up              [   ]% of dial-up fees
Long Distance Telephone       [   ]% Long Distance Fees

JUOL________                                                      CLIENT________


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                               SCHEDULE A (cont'd)

JUOL will pay the following fees for each qualified lead generated for the following services:

Product, Benefit, or Service        Lead Fee
----------------------------        --------
Mortgage                            $[   ].00
BiWeekly Mortgage Program           $[   ].00
Real Estate                         $[   ].00
Moving                              $[   ].00

3. As new products, benefits, and/or services are added, an addendum to this Agreement will be added.

4 All CLIENT's fees shall be considered earned and payable on the 15th of the month following receipt of the compensation from the JUOL product, benefit and/or service providers

JUOL________                                                      CLIENT________


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                                   SCHEDULE B

                           VALUE-ADDED PROGRAM PRICING

1. Pricing: Pursuant to the following terms and conditions, CLIENT will pay the following fees per member enrolled in the JUOL Programs on a monthly basis.

Amount of
Members             Benefits & Services                 Cost Per Member
-------             -------------------                 ---------------

1000 +              Listed in Schedule A                $[   ] per month/member
                                                        $[   ] per active member

      a. The above mentioned fees represents Member enrollment in the JUOL Programs and computer system according to JUOL computer specifications. THIS DOES NOT INCLUDE printing, shipping, postage or handling charges.

2. Initial payment Terms: CLIENT shall pay for and enroll its Members in the following manner:

      a. CLIENT shall pay $[       ].00 upon execution of this Agreement. The
$[      ].00 shall be applied towards the fees described in section (1) of this agreement.

3. Membership Enrollment and Payments: In order to enroll its Members, CLIENT must follow the following procedures:

      a. MONTHLY NEW MEMBERS and PAYMENT: CLIENT shall provide JUOL with the information listed below on each New Member being enrolled in the JUOL Programs. The frequency of New Member enrollment shall be determined by CLIENT and JUOL, based upon volume. CLIENT shall also at the same time, wire to JUOL the fees outlined in paragraph 1 above ($[ ]) per New Monthly Member enrolled in the JUOL Programs. These Members will have access to the JUOL Programs for one (1) month.

-  Member Name
-  Address
-  Phone Number
-  Social security # or Unique Membership #

JUOL________                                                      CLIENT________


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                               SCHEDULE B (cont'd)

      b. GROUP ASSIGNMENT : All New Members enrolled in the JUOL Programs will be assigned to a group, according to the date JUOL receives the New Member enrollment information, as outlined above. The group assignments are outlined in the schedule below. The group that a New Member is assigned to shall determine the future monthly billings of that New Member:

        Date                        Group
        ----                        -----
        1st - 7th                   A
        8th - 14th                  B
        15th- 21st                  C
        22nd- 31st                  D

      c. GROUP BILLING: Each week CLIENT shall also provide JUOL with a list of Members that WILL NOT have access to the JUOL Programs the following month (Terminated Members). JUOL shall determine which group the Terminated Members are in and delete the Terminated Members from the file. The balance of the Membership remaining are considered Active Members. JUOL shall bill CLIENT, via fax, the fees outlined in paragraph 1 above for each Active Member, according to the following schedule below. Within 48 hours of receiving the bill via fax, CLIENT shall wire the Active Member fees to JUOL. This will entitle the Active Members to have access to the JUOL Programs for an additional month.

        Dates                Group          Group Billing Date
        -----                -----          ------------------
        1st - 7th            A              8th
        8th - 14th           B              15th
        15th- 21st           C              22nd
        22nd- 31st           D              1st

JUOL________                                                      CLIENT________


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